Och-Ziff Capital Management Group LLC Reports
2014 Fourth Quarter and Full Year Results
2014 Fourth Quarter Dividend of $0.47 per Class A Share
NEW YORK, February 5, 2015 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP net income allocated to Class A Shareholders (“GAAP Net Income”) of $84.7 million, or $0.49 per basic and $0.47 per diluted Class A Share, for the 2014 fourth quarter and $142.4 million, or $0.82 per basic and $0.80 per diluted Class A Share, for the 2014 full year. The Company also declared a $0.47 per share cash dividend on its Class A Shares for the 2014 fourth quarter, bringing its 2014 full year dividend to $1.07 per Class A Share.
Summary Highlights

•	Distributable Earnings of $255.4 million, or $0.50 per Adjusted Class A Share, for the 2014 fourth quarter, and $590.3 million, or $1.16 per Adjusted Class A Share, for the 2014 full year.

•	Cash dividend of $0.47 and $1.07 per Class A Share for the 2014 fourth quarter and 2014 full year, respectively.

•	Assets under management totaled $47.5 billion as of December 31, 2014, increasing 18% year-over-year. Estimated assets under management totaled $46.7 billion as of February 1, 2015.

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Longer-dated assets under management, which are those subject to initial commitment periods of three years or longer, were $15.2 billion, or 31.9% of the Company’s total assets under management as of December 31, 2014, increasing 42% year-over-year.

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Assets under management in the Company’s dedicated credit, real estate and other single-strategy funds were $13.4 billion, comprising 28% of assets under management as of December 31, 2014, increasing 59% year-over-year.

•	Assets under management in the Company’s multi-strategy products totaled $34.1 billion as of December 31, 2014, increasing 7% year-over-year.

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OZ Master Fund, the Company’s global multi-strategy fund, generated a net return of 5.5% for the 2014 full-year, and an annualized net return since inception of 12.8%(1). For January 2015, the estimated net return was 0.8%. Assets under management for the fund were $27.9 billion as of December 31, 2014, increasing 11% year-over-year.

•	Assets under management in the Company’s dedicated credit products totaled $10.3 billion as of December 31, 2014, increasing 49% year-over-year.

◦	Assets under management in the Company’s opportunistic credit funds were $5.1 billion as of December 31, 2014, increasing 18% year-over-year.

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OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a net return of 8.9% for the 2014 full-year, and an annualized net return since inception of 18.0%. Assets under management for the fund were $1.2 billion, increasing 139% year-over-year.

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Assets under management in Institutional Credit Strategies, the Company’s asset management platform that invests in performing credits, were $5.2 billion as of December 31, 2014, increasing 98% year-over-year.

•	Assets under management in the Company’s real estate funds totaled $2.0 billion as of December 31, 2014, increasing 108% year-over-year.

◦	The year-over-year increase was driven by the $1.5 billion closing of Och-Ziff Real Estate Fund III.

◦	Och-Ziff Real Estate Fund II finished its investment period in 2014. Since inception, the net IRR for the fund was 22.8% through December 31, 2014.
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(1)	Please see Exhibit 7 that accompanies this press release for additional information regarding the returns of the OZ Master Fund.
“2014 was a strong year for our firm, as demonstrated by the growth and diversification we achieved in our business,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “We delivered strong, risk-adjusted returns across all our funds, and our credit and real estate funds generated strong performance, which is highly valued by our fund investors. Our returns reflect the extensive investing expertise and global scale we have within each of our strategies. The significant synergies between our strategies enable us to offer a broad range of products and innovative solutions to meet the objectives of our fund investors.
“We are excited about the opportunities in the coming year, and feel that the momentum across our business is greater than it ever has been. Our success to date has created more opportunities for our investors and, therefore, more opportunities to grow and diversify our business. We believe that we are well positioned for strong asset growth, greater diversification among our strategies, and deeper relationships with our investors. Combined, these elements position us for future strong earnings and dividend growth.”
GAAP NET INCOME ALLOCATED TO CLASS A SHAREHOLDERS
For the 2014 fourth quarter, Och-Ziff reported GAAP Net Income of $84.7 million, or $0.49 per basic and $0.47 per diluted Class A Share, compared to $199.1 million, or $1.21 per basic and $1.13 per diluted Class A Share, for the 2013 fourth quarter. For the 2014 full year, Och-Ziff reported GAAP Net Income of $142.4 million, or $0.82 per basic and $0.80 per diluted Class A Share, compared to $261.8 million, or $1.68 per basic and $1.62 per diluted Class A Share, for the 2013 full year.
The year-over-year decreases in the Company’s fourth quarter and full year GAAP results were primarily due to lower incentive income, partially offset by higher management fees, as well as lower compensation expenses.
The Company’s GAAP results in the 2014 fourth quarter and full year included equity-based compensation expenses of $30.1 million and $114.7 million, respectively. These expenses primarily relate to Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”), granted to executive managing directors, as well as Class A Restricted Share Units (“RSUs”) granted to employees and executive managing directors. Each RSU represents the right to receive one Class A Share upon vesting. Vested Group A Units may be exchanged on a one-to-one basis for Class A Shares, subject to transfer restrictions and minimum retained ownership requirements.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.
DISTRIBUTABLE EARNINGS (NON-GAAP)
The Company’s Distributable Earnings for the 2014 fourth quarter were $255.4 million, or $0.50 per Adjusted Class A Share, 54% lower than $559.0 million, or $1.15 per Adjusted Class A Share, for the 2013 fourth quarter. Distributable Earnings for the 2014 full year were $590.3 million, or $1.16 per Adjusted Class A Share, 35% lower than $903.6 million, or $1.87 per Adjusted Class A Share, for the 2013 full year.
The year-over-year decreases in Distributable Earnings for both periods were primarily due to lower incentive income, partially offset by higher management fees, as well as lower compensation and benefits expenses and income taxes. Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers impacting the Company’s revenues and operating expenses.
Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings and Adjusted Class A Shares.
ASSETS UNDER MANAGEMENT
Rounding differences may occur.

			Year-Over-Year Change
(dollars in billions)	December 31, 2014	December 31, 2013	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)	Total	%

Multi-strategy funds	$34.1	$31.8	$0.8	$—	$1.5	$2.3	7%
Credit
Opportunistic credit funds	5.1	4.3	0.7	(0.5)	0.5	0.8	18%
Institutional Credit Strategies	5.2	2.6	2.6	—	—	2.6	98%
Real estate funds	2.0	1.0	1.5	(0.4)	—	1.1	108%
Other	1.1	0.6	0.5	—	0.1	0.6	95%
Total	$47.5	$40.2	$6.1	$(0.9)	$2.1	$7.3	18%
As of December 31, 2014, assets under management totaled $47.5 billion, an increase of $7.3 billion, or 18%, from December 31, 2013, which was driven by capital net inflows of $5.2 billion and performance-related appreciation of $2.1 billion. During the month of December, the Company had approximately $231.5 million of intra-month capital net inflows, which are included in the $47.5 billion of assets under management as of December 31, 2014.
Assets under management decreased to an estimated $46.7 billion as of February 1, 2015. This decrease reflected estimated performance-related appreciation of approximately $255.8 million in January and capital net outflows of approximately $1.1 billion, which was comprised of approximately $1.5 billion of capital net outflows on January 1, 2015 and approximately $403.1 million of capital net inflows from January 2, 2015 to February 1, 2015.

Please see detailed assets under management and fund information on Exhibits 6 and 7 that accompany this press release.
Multi-strategy funds
Assets under management in the Company’s multi-strategy funds totaled $34.1 billion as of December 31, 2014, increasing $2.3 billion, or 7%, year-over-year. Of this amount, $1.5 billion was due to performance-related appreciation, driven by the performance of the OZ Master Fund, which generated a net return of 5.5% for the 2014 full year. During 2014, the performance of this fund was driven by its long/short equity special situations strategy in the U.S. and credit-related strategies globally.
The remaining increase was due to net capital activity of $828.1 million. Approximately $1.3 billion of capital net inflows to the OZ Master Fund, the Company’s global multi-strategy fund, was partially offset by capital net outflows in the OZ Europe Master Fund and certain other multi-strategy funds.
Credit
During 2014, the Company continued to expand its dedicated credit offerings in both its opportunistic credit funds and Institutional Credit Strategies. Assets under management in the Company’s credit products totaled $10.3 billion as of December 31, 2014, increasing $3.4 billion, or 49%, year-over-year.
Opportunistic credit
The Company’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.1 billion as of December 31, 2014, increasing $793.2 million year-over-year. Of this amount, $546.0 million was due to performance-related appreciation and $247.2 million in net capital activity. The performance-related appreciation was driven by strong investment performance across all of these funds and platforms, including the OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, which generated a net return of 8.9% for the 2014 full year.
The net capital activity of $247.2 million was driven by capital net inflows of $627.3 million into the OZ Credit Opportunities Master Fund, partially offset by a return of capital to investors in the Company’s closed-ended opportunistic credit funds.
Institutional Credit Strategies
Institutional Credit Strategies is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in Institutional Credit Strategies totaled $5.2 billion as of December 31, 2014, increasing $2.6 billion, or 98%, year-over-year. The increase was primarily driven by four CLOs that closed in 2014. Institutional Credit Strategies managed nine CLOs as of December 31, 2014.

Real estate funds
Assets under management in the Company’s real estate funds totaled $2.0 billion as of December 31, 2014, increasing $1.1 billion, or 108%, year-over-year. The increase in assets under management was driven by the launch of Och-Ziff Real Estate Fund III in 2014 with total fund investor commitments of $1.5 billion. The year-over-year increase in assets under management also reflected a $334.9 million reduction resulting from the expiration of the investment period for Och-Ziff Real Estate Fund II. Since inception, the net IRR for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) was 22.8% through December 31, 2014. Since inception, the net IRR for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010) was 15.3% through December 31, 2014.
ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the 2014 fourth quarter were $592.4 million, a 43% decrease from $1.0 billion for the 2013 fourth quarter. Management fees were $166.7 million, 14% higher than $146.3 million for the prior-year period. Incentive income was $425.3 million, 52% lower than the $886.1 million for the prior-year period.
Economic Income revenues for the 2014 full year were $1.2 billion, 26% lower than $1.6 billion for the 2013 full year. Management fees were $649.3 million, up 19% from $545.8 million for the prior-year period. Incentive income was $559.2 million, 48% lower than the $1.1 billion for the prior-year period.
The year-over-year decrease in Economic Income revenues for the quarter-to-date and year-to-date periods was primarily due to lower incentive income, which was driven by lower year-over-year performance across the Company’s funds. These decreases were partially offset by higher management fees resulting from the year-over-year growth in assets under management, which was driven by a combination of capital net inflows and performance-related appreciation.
The average management fee rate was 1.43% for the 2014 fourth quarter, compared to 1.52% for the 2013 fourth quarter, and 1.46% for the 2014 full year, compared to 1.53% for the 2013 full year. These declines were due primarily to an increase in assets under management in the Company’s Institutional Credit Strategies, which earn lower management fees as is reflective of the market for CLOs. The Company’s average management fee will vary from quarter to quarter based on the mix of products that drive the growth in its assets under management.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the 2014 fourth quarter totaled $257.2 million, down 22% from $329.8 million for the 2013 fourth quarter. Salaries and benefits were $26.8 million, 12% higher than

$23.9 million in the prior-year period. Cash bonus expense for the 2014 fourth quarter totaled $230.4 million, compared to $305.9 million for the prior-year period.
Compensation and benefits for the 2014 full year totaled $358.6 million, a 12% decrease from $406.1 million in the prior-year period. Salaries and benefits totaled $103.7 million, 15% higher than $90.0 million in the prior-year period. Cash bonus expense for the 2014 full year totaled $254.9 million, compared to $316.1 million for the prior-year period.
The year-over-year decreases in compensation and benefits for both periods were primarily driven by lower discretionary cash bonus expense due to lower incentive income. Salaries and benefits partially offset the year-over-year decreases in compensation and benefits due to the Company’s hiring activities globally.
The ratio of salaries and benefits to management fees was 16% for each of the 2014 fourth quarter and full year and 2013 fourth quarter and full year, respectively. The ratio of cash bonus expense to total annual revenues was 21% for the 2014 full year, compared to 19% for the 2013 full year.
Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the 2014 fourth quarter totaled $35.0 million, up 10% from $31.9 million in the prior-year period. Non-compensation expenses for the 2014 full year totaled $126.1 million, essentially unchanged from $125.9 million for the prior-year period.
The year-over-year increase for the quarter-to-date period was driven by higher infrastructure and insurance costs, as well as higher interest expense. For the year-to-date period, higher infrastructure and insurance costs were mostly offset by lower professional services fees.
The ratio of non-compensation expenses to management fees was 21% for the 2014 fourth quarter, compared to 22% for 2013 fourth quarter, and 19% for the 2014 full year, compared to 23% for the 2013 full year.
Economic Income (Non-GAAP)
Economic Income for the 2014 fourth quarter was $300.2 million, down from $671.7 million for the 2013 fourth quarter. Economic Income for the 2014 full year was $729.9 million, down from $1.1 billion for the 2013 full year.
The year-over-year decreases in Economic Income for both periods were primarily due to lower incentive income, partially offset by higher management fees and lower compensation and benefits costs.
CAPITAL
As of December 31, 2014, the number of Class A Shares outstanding was 175,946,555. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) (until the Ziffs exchanged their remaining interests during the 2014 second quarter) in the Och-Ziff Operating Group (collectively, “Partner Units”), as well as RSUs outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the fourth quarter and full year ended December 31, 2014, the total weighted-average Adjusted Class A Shares outstanding were 510,556,917 and 508,540,554, respectively.

DIVIDEND
The Board of Directors of Och-Ziff declared a 2014 fourth-quarter dividend of $0.47 per Class A Share. The dividend is payable on February 24, 2015 to holders of record as of the close of business on February 17, 2015.
For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, $0.13 of the 2014 fourth-quarter dividend will be treated as U.S. source dividend income and $0.0939 will be treated as U.S. source interest income.
Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.
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The Company will host a conference call today, February 5, 2015, at 8:30 a.m. Eastern Time to discuss its 2014 fourth-quarter results. The call will be open to the public and can be accessed by dialing +1-888-679-8035 (callers inside the U.S.) or +1-617-213-4848 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 16981194. A simultaneous webcast of the call will be available to the public on a listen-only basis through the Public Investors section of the Company’s website (www.ozcap.com).
For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-8888 (callers outside the U.S.), passcode 40815671, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.
The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 5 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

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Income allocations to the Company’s executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

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Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

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Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance. The Company also defers the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds the Company does not consolidate.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings
Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter), including the Group A Units and Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; conditions impacting the alternative asset management industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2013, filed on March 18, 2014, and the Company’s subsequently filed quarterly reports on Form 10-Q. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Och-Ziff fund.
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About Och-Ziff Capital Management Group LLC
Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Mumbai, Beijing, Dubai and Shanghai. Och-Ziff provides asset management services to investors globally through its multi-strategy, opportunistic credit, real estate and equity funds, Institutional Credit Strategies and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of February 1, 2015, Och-Ziff had approximately $46.7 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).
Investor Relations Contact:
Tina Madon
Managing Director
Head of Investor Relations
Och-Ziff Capital Management Group LLC
+1-212-719-7381
tina.madon@ozcap.com
Media Relations Contact:
George Sard or Jonathan Gasthalter
Sard Verbinnen & Co
+1-212-687-8080

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues
Management fees	$169,514	$149,598	$664,221	$556,427
Incentive income	416,239	881,144	507,261	1,076,547
Other revenues	372	764	1,303	2,150
Income of consolidated Och-Ziff funds	101,525	69,275	369,499	260,799
Total Revenues	687,650	1,100,781	1,542,284	1,895,923

Expenses
Compensation and benefits	286,048	365,133	492,712	554,069
Reorganization expenses	4,018	4,023	16,083	16,087
Interest expense	3,119	1,719	8,166	7,011
General, administrative and other	30,497	33,883	132,800	149,874
Expenses of consolidated Och-Ziff funds	58,673	29,029	185,888	99,838
Total Expenses	382,355	433,787	835,649	826,879

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	50	713	5,999	1,966
Net gains of consolidated Och-Ziff funds	22,228	94,408	137,726	280,502
Total Other Income	22,278	95,121	143,725	282,468

Income Before Income Taxes	327,573	762,115	850,360	1,351,512
Income taxes	48,019	45,293	139,048	95,687
Consolidated and Total Comprehensive Net Income	$279,554	$716,822	$711,312	$1,255,825

Allocation of Consolidated and Total Comprehensive Net Income
Class A Shareholders	$84,675	$199,062	$142,445	$261,767
Noncontrolling interests	191,392	514,667	535,288	985,823
Redeemable noncontrolling interests	3,487	3,093	33,579	8,235
	$279,554	$716,822	$711,312	$1,255,825

Earnings Per Class A Share
Basic	$0.49	$1.21	$0.82	$1.68
Diluted	$0.47	$1.13	$0.80	$1.62

Weighted-Average Class A Shares Outstanding
Basic	173,740,719	164,402,184	172,843,926	155,994,389
Diluted	179,862,242	478,231,474	178,179,112	468,442,690

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$59,480	$25,195	$84,675	$211,257	$(12,195)	$199,062
Net income allocated to the Och-Ziff Operating Group A Units	185,285	—	185,285	409,671	—	409,671
Equity-based compensation, net of RSUs settled in cash	18,966	771	19,737	20,699	—	20,699
Income taxes	48,019	—	48,019	45,293	—	45,293
Adjustment for incentive income allocations from consolidated funds subject to clawback	(705)	(35,644)	(36,349)	(12,037)	(2,301)	(14,338)
Allocations to Och-Ziff Operating Group D Units	10,942	1,650	12,592	14,364	—	14,364
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	(7,202)	3,700	(3,502)	(7,603)	7,854	251
Reorganization expenses	4,018	—	4,018	4,023	—	4,023
Changes in tax receivable agreement liability	(15,911)	—	(15,911)	(7,467)	—	(7,467)
Depreciation and amortization	1,562	190	1,752	1,719	188	1,907
Other adjustments	(78)	(78)	(156)	(144)	(1,573)	(1,717)
Economic Income—Non-GAAP	$304,376	$(4,216)	300,160	$679,775	$(8,027)	671,748
Adjusted Income Taxes—Non-GAAP(1)			(44,749)			(112,763)
Distributable Earnings—Non-GAAP			$255,411			$558,985

Weighted-Average Class A Shares Outstanding			173,740,719			164,402,184
Weighted-Average Partner Units			320,911,117			307,499,757
Weighted-Average Class A Restricted Share Units (RSUs)			15,905,081			15,075,850
Weighted-Average Adjusted Class A Shares			510,556,917			486,977,791

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.50			$1.15

(1)
Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Year Ended December 31, 2014			Year Ended December 31, 2013
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income allocated to Class A Shareholders—GAAP	$115,698	$26,747	$142,445	$260,612	$1,155	$261,767
Net income allocated to the Och-Ziff Operating Group A Units	365,793	—	365,793	616,843	—	616,843
Equity-based compensation, net of RSUs settled in cash	102,505	1,829	104,334	120,125	—	120,125
Income taxes	138,938	110	139,048	95,687	—	95,687
Adjustment for incentive income allocations from consolidated funds subject to clawback	(21,099)	(11,638)	(32,737)	(23,656)	(16,481)	(40,137)
Allocations to Och-Ziff Operating Group D Units	25,360	1,650	27,010	19,954	—	19,954
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	2,816	2,816	—	7,854	7,854
Reorganization expenses	16,083	—	16,083	16,087	—	16,087
Changes in tax receivable agreement liability	(40,383)	—	(40,383)	(8,514)	—	(8,514)
Depreciation and amortization	6,242	748	6,990	7,503	748	8,251
Other adjustments	(1,137)	(319)	(1,456)	(405)	1,184	779
Economic Income—Non-GAAP	$708,000	$21,943	729,943	$1,104,236	$(5,540)	1,098,696
Adjusted Income Taxes—Non-GAAP(1)			(139,599)			(195,054)
Distributable Earnings—Non-GAAP			$590,344			$903,642

Weighted-Average Class A Shares Outstanding			172,843,926			155,994,389
Weighted-Average Partner Units			320,831,550			312,909,023
Weighted-Average Class A Restricted Share Units (RSUs)			14,865,078			13,588,565
Weighted-Average Adjusted Class A Shares			508,540,554			482,491,977

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$1.16			$1.87

(1)
Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$164,549	$4,965	$169,514	$146,929	$2,669	$149,598
Adjustment to management fees(1)	(2,782)	—	(2,782)	(3,263)	—	(3,263)
Management Fees—Economic Income Basis—Non-GAAP	161,767	4,965	166,732	143,666	2,669	146,335

Incentive income—GAAP	416,239	—	416,239	881,144	—	881,144
Adjustment to incentive income(2)	7,161	1,917	9,078	4,917	—	4,917
Incentive Income—Economic Income Basis—Non-GAAP	423,400	1,917	425,317	886,061	—	886,061
Other revenues	365	7	372	757	7	764
Total Revenues—Economic Income Basis—Non-GAAP	$585,532	$6,889	$592,421	$1,030,484	$2,676	$1,033,160

Compensation and benefits—GAAP	$269,349	$16,699	$286,048	$347,662	$17,471	$365,133
Adjustment to compensation and benefits(3)	(22,707)	(6,120)	(28,827)	(27,460)	(7,854)	(35,314)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$246,642	$10,579	$257,221	$320,202	$9,617	$329,819

Interest expense and general, administrative and other expenses—GAAP	$32,902	$714	$33,616	$34,570	$1,032	$35,602
Adjustment to interest expense and general, administrative and other expenses(4)	1,614	(188)	1,426	(3,485)	(189)	(3,674)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$34,516	$526	$35,042	$31,085	$843	$31,928

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$50	$—	$50	$713	$—	$713
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(50)	—	(50)	(140)	—	(140)
Net Gains on Joint Ventures—GAAP	$—	$—	$—	$573	$—	$573

Net income (loss) allocated to noncontrolling interests—GAAP	$197,611	$(6,219)	$191,392	$452,935	$61,732	$514,667
Adjustment to net income allocated to noncontrolling interests(6)	(197,613)	6,219	(191,394)	(452,940)	(61,489)	(514,429)
Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(2)	$—	$(2)	$(5)	$243	$238

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Year Ended December 31, 2014			Year Ended December 31, 2013
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$648,945	$15,276	$664,221	$545,533	$10,894	$556,427
Adjustment to management fees(1)	(14,938)	—	(14,938)	(10,668)	—	(10,668)
Management Fees—Economic Income Basis—Non-GAAP	634,007	15,276	649,283	534,865	10,894	545,759

Incentive income—GAAP	507,261	—	507,261	1,076,547	—	1,076,547
Adjustment to incentive income(2)	20,637	31,272	51,909	6,031	—	6,031
Incentive Income—Economic Income Basis—Non-GAAP	527,898	31,272	559,170	1,082,578	—	1,082,578
Other revenues	1,275	28	1,303	2,130	20	2,150
Total Revenues—Economic Income Basis—Non-GAAP	$1,163,180	$46,576	$1,209,756	$1,619,573	$10,914	$1,630,487

Compensation and benefits—GAAP	$463,963	$28,749	$492,712	$533,347	$20,722	$554,069
Adjustment to compensation and benefits(3)	(127,866)	(6,294)	(134,160)	(140,079)	(7,854)	(147,933)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$336,097	$22,455	$358,552	$393,268	$12,868	$406,136

Interest expense and general, administrative and other expenses—GAAP	$138,040	$2,926	$140,966	$153,896	$2,989	$156,885
Adjustment to interest expense and general, administrative and other expenses(4)	(14,075)	(748)	(14,823)	(30,282)	(749)	(31,031)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$123,965	$2,178	$126,143	$123,614	$2,240	$125,854

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$5,999	$—	$5,999	$1,966	$—	$1,966
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(1,125)	—	(1,125)	(433)	—	(433)
Net Gains on Joint Ventures—GAAP	$4,874	$—	$4,874	$1,533	$—	$1,533

Net income allocated to noncontrolling interests—GAAP	$433,528	$101,760	$535,288	$762,945	$222,878	$985,823
Adjustment to net income allocated to noncontrolling interests(6)	(433,536)	(101,760)	(535,296)	(762,957)	(221,532)	(984,489)
Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(8)	$—	$(8)	$(12)	$1,346	$1,334

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Year Ended December 31, 2014
	December 31, 2013	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2014

Multi-strategy funds	$31,768,578	$828,131	$—	$1,503,681	$34,100,390
Credit
Opportunistic credit funds	4,305,438	749,093	(501,935)	546,004	5,098,600
Institutional Credit Strategies	2,605,628	2,553,940	—	7,166	5,166,734
Real estate funds	970,568	1,475,219	(414,234)	(9,154)	2,022,399
Other	588,600	528,362	(27,828)	57,158	1,146,292
Total	$40,238,812	$6,134,745	$(943,997)	$2,104,855	$47,534,415

	Year Ended December 31, 2013
	December 31, 2012	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2013

Multi-strategy funds	$27,846,914	$(92,303)	$—	$4,013,967	$31,768,578
Credit
Opportunistic credit funds	2,312,220	1,709,239	(197,926)	481,905	4,305,438
Institutional Credit Strategies	985,934	1,628,237	—	(8,543)	2,605,628
Real estate funds	980,781	76,444	(79,185)	(7,472)	970,568
Other	478,081	59,005	—	51,514	588,600
Total	$32,603,930	$3,380,622	$(277,111)	$4,531,371	$40,238,812

	Year Ended December 31, 2012
	December 31, 2011	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2012

Multi-strategy funds	$26,383,689	$(1,416,676)	$—	$2,879,901	$27,846,914
Credit
Opportunistic credit funds	1,083,407	767,169	—	461,644	2,312,220
Institutional Credit Strategies	—	985,688	—	246	985,934
Real estate funds	948,699	114,617	(81,147)	(1,388)	980,781
Other	350,545	112,182	(2,246)	17,600	478,081
Total	$28,766,340	$562,980	$(83,393)	$3,358,003	$32,603,930

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods. During the fourth quarter of 2014, the Company reclassified certain funds from credit and from other into real estate funds. Prior period amounts have been reclassified to conform to the current presentation.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Returns for the Year Ended December 31,						Annualized Returns Since Inception Through December 31, 2014
				2014		2013		2012
	2014	2013	2012	Gross	Net	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$27,884,293	$25,210,607	$21,779,917	9.0%	5.5%	19.8%	13.9%	16.4%	11.6%	18.2%	(2)	12.8%	(2)
OZ Asia Master Fund	1,337,913	1,341,550	1,393,496	7.5%	4.0%	20.1%	13.5%	9.7%	7.0%	9.8%		5.7%
OZ Europe Master Fund	1,238,706	1,437,271	1,960,883	4.1%	1.8%	18.1%	12.4%	13.0%	8.6%	12.3%		8.1%
OZ Enhanced Master Fund(3)	1,135,868	662,898	—	12.1%	7.9%	20.9%	15.3%	n/a	n/a	20.0%		14.0%
Och-Ziff European Multi-Strategy UCITS Fund(3)	346,004	418,568	187,633	-4.7%	-6.7%	19.5%	14.8%	14.6%	11.5%	5.1%		2.3%
Other funds	2,157,606	2,697,684	2,524,985	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m
	34,100,390	31,768,578	27,846,914
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,206,009	504,603	223,602	12.4%	8.9%	24.5%	18.2%	42.3%	31.7%	24.3%		18.0%
Customized Credit Focused Platform	1,773,592	1,533,062	827,730	17.8%	13.3%	22.0%	16.6%	47.5%	35.6%	23.7%		17.9%
Closed-ended opportunistic credit funds	1,616,377	1,865,632	1,260,888	See the following page for information on the Company’s closed-ended opportunistic credit funds.
Other funds	502,622	402,141	—	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m
	5,098,600	4,305,438	2,312,220
Institutional Credit Strategies	5,166,734	2,605,628	985,934	See the following page for information on the Company’s institutional credit strategies.
	10,265,334	6,911,066	3,298,154

Real estate funds	2,022,399	970,568	980,781	See the second following page for information on the Company’s real estate funds.

Other	1,146,292	588,600	478,081	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m

Total	$47,534,415	$40,238,812	$32,603,930
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Inception to Date as of December 31, 2014
						IRR
	2014	2013	2012	Total Commitments	Invested Capital(4)	Gross(5)	Net(6)	Gross MOIC(7)

Closed-Ended Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)	$574,602	$523,878	$188,786	$459,600	$293,487	20.2%	15.3%	1.5x
OZ Structured Products Domestic Fund II (2011-2014)(8)	434,921	446,449	382,059	326,850	326,850	24.7%	19.2%	1.8x
OZ Structured Products Offshore Fund II (2011-2014)(8)	373,082	382,247	330,238	304,531	304,531	22.1%	17.0%	1.6x
OZ Structured Products Offshore Fund I (2010-2013)(8)	31,498	136,882	221,681	155,098	155,098	24.3%	19.4%	2.0x
OZ Structured Products Domestic Fund I (2010-2013)(8)	17,080	87,149	138,124	99,986	99,986	23.2%	18.4%	2.0x
Other funds	185,194	289,027	—	316,250	176,300	n/m	n/m	n/m
	$1,616,377	$1,865,632	$1,260,888	$1,662,315	$1,356,252
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

			Assets Under Management as of December 31,
	Closing Date	Initial Deal Size	2014	2013	2012

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$468,242	$465,614	$456,130
OZLM II	November 1, 2012	560,100	517,050	514,436	514,804
OZLM III	February 20, 2013	653,250	613,190	610,254	—
OZLM IV	June 27, 2013	600,000	542,744	546,077	—
OZLM V	December 17, 2013	501,250	470,428	469,247	—
OZLM VI	April 16, 2014	621,250	592,707	—	—
OZLM VII	June 26, 2014	824,750	796,271	—	—
OZLM VIII	September 9, 2014	622,250	596,858	—	—
OZLM IX	December 22, 2014	510,208	494,244	—	—
		5,403,758	5,091,734	2,605,628	970,934
Other funds		n/a	75,000	—	15,000
		$5,403,758	$5,166,734	$2,605,628	$985,934

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Inception to Date as of December 31, 2014
					Total Investments					Realized/Partially Realized Investments(9)
	2014	2013	2012	Total Commitments	Invested Capital(10)	Total Value(11)	Gross IRR(12)	Net IRR(6)	Gross MOIC(13)	Invested Capital	Total Value	Gross IRR(12)	Gross MOIC(13)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(8)	$47,187	$72,389	$151,574	$408,081	$384,056	$753,217	25.0%	15.3%	2.0x	$359,360	$744,034	27.9%	2.1x
Och-Ziff Real Estate Fund II (2011-2014)(8)	409,338	767,994	740,245	839,508	691,140	1,105,178	36.7%	22.8%	1.6x	343,130	619,700	49.3%	1.8x
Och-Ziff Real Estate Fund III (2014-2019)(14)	1,438,000	—	—	1,500,000	13,200	13,200	n/m	n/m	n/m	—	—	n/m	n/m
Other funds	127,874	130,185	88,962	233,682	142,730	182,965	n/m	n/m	n/m	—	—	n/m	n/m
	$2,022,399	$970,568	$980,781	$2,981,271	$1,231,126	$2,054,560				$702,490	$1,363,734

	Unrealized Investments as of December 31, 2014
	Invested Capital	Total Value	Gross MOIC(13)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(8)	$24,696	$9,183	0.4x
Och-Ziff Real Estate Fund II (2011-2014)(8)	348,010	485,478	1.4x
Och-Ziff Real Estate Fund III (2014-2019)(14)	13,200	13,200	n/m
Other funds	142,730	182,965	n/m
	$528,636	$690,826
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion and have varied materially since inception and are expected to vary materially in the future. As of December 31, 2014, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 14.1% and 9.6%, respectively.

(3)
The OZ Enhanced Master Fund and Och-Ziff European Multi-Strategy UCITS Fund launched in 2013 and 2012, respectively; therefore, returns presented are from inception through December 31 in those respective years.

(4)	Represents funded capital commitments net of recallable distributions to investors.

(5)
Gross internal rate of return (“IRR”) for the Company’s closed-ended opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows into and outflows from the fund as of December 31, 2014, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(6)
Net IRR is calculated as described in footnotes (5) and (12), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(7)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-ended opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(8)
These funds have concluded their investment periods and are in the process of winding down, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(9)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(10)	Invested capital represents total aggregate contributions made for investments by the fund.

(11)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investment as of December 31, 2014. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of December 31, 2014.

(12)
Gross internal rate of return (“IRR”) for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of December 31, 2014, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(13)
Gross multiple of invested capital (“MOIC”) for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(14)	This fund recently launched and has only invested a small portion of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

As of December 31, 2014, approximately 31.9% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end the of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	December 31, 2014
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$3,659,955	$69,720
Credit
Opportunistic credit funds	4,029,896	168,444
Institutional Credit Strategies	5,166,734	—
Real estate funds	2,022,399	93,091
Other	271,065	—
	$15,150,049	$331,255
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-ended opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. The Company expects the commitment period with respect to approximately 2% and 25% of the longer-term assets under management in the multi-strategy funds to mature during the first quarter of 2015 and remainder of 2015, respectively. The Company does not expect a significant amount of longer-term assets under management in its open-ended opportunistic credit funds to mature in 2015. Incentive income related to assets under management in the Company’s closed-ended opportunistic credit funds and its real estate funds is generally recognized at or near the end of the life of each fund. These funds generally begin to wind down after the conclusion of their respective investment period, as presented in the tables in Exhibit 7. However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 9
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of January 1, 2015

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	64%	Pensions	33%
Structured Credit	12%	Private Banks	17%
Convertible and Derivative Arbitrage	8%	Corporate, Institutional and Other	15%
Corporate Credit	8%	Fund-of-Funds	13%
Merger Arbitrage	7%	Foundations and Endowments	10%
Private Investments	1%	Family Offices and Individuals	6%
Cash	0%	Related Parties	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	75%	North America	73%
Europe	13%	Europe	15%
Asia	12%	Asia and Other	12%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 10
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,
	2014	2013	2012	2011	2010

Total Assets Under Management	$47,534,415	$40,238,812	$32,603,930	$28,766,340	$27,934,696
Year-over-Year Growth	18%	23%	13%	3%	21%

Longer-Term Assets Under Management(1)	$15,150,049	$10,640,836	$6,947,746	$5,178,012	$3,709,452
% of Total Assets Under Management	31.9%	26.4%	21.3%	18.0%	13.3%

Assets Under Management by Product
Multi-strategy funds	72%	79%	85%	92%	95%
Credit
Opportunistic credit funds	11%	11%	7%	4%	2%
Institutional Credit Strategies	11%	6%	3%	—%	—%
Real estate funds	4%	2%	3%	3%	2%
Other	2%	2%	2%	1%	1%
Total assets under management in credit, real estate and other funds	28%	21%	15%	8%	5%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 8 for additional information.